Exhibit 5.1

Deloitte & Touche LLP
2800 - 1055 Dunsmuir Street
4 Bentall Centre
P.O. Box 49279
Vancouver BC V7X 1P4
Canada

Tel: 604-669-4466
Fax: 604-685-0395
www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our reports dated March 17, 2008 relating to the consolidated financial statements of Silver Wheaton Corp. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Canadian Institute of Chartered Accountants Handbook Sections 1530 - Comprehensive Income, 3251 - Equity, 3855 - Financial Instruments – Recognition and Measurement, 3861 - Financial Instruments – Disclosure and Presentation and 3865 - Hedges, effective January 1, 2007) and the effectiveness of Silver Wheaton Corp.’s internal control over financial reporting appearing in the Annual Report on Form 40-F of Silver Wheaton Corp. for the year ended December 31, 2007.

Independent Registered Chartered Accountants

June 23, 2008

Member of
Deloitte Touche Tohmastsu